UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2017 (July 28, 2017)

ADDUS HOMECARE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34504	20-5340172
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6801 Gaylord Parkway, Suite 110, Frisco, TX	75034
(Address of Principal Executive Offices)	(Zip Code)

(469) 535-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Retirement of Brenda Belger

On July 28, 2017, Addus HealthCare, Inc. (“Addus HealthCare”), a wholly-owned subsidiary of Addus HomeCare Corporation (the “Company”) and Brenda Belger, its Executive Vice President and Chief Human Resource Officer, entered into a Transition Agreement (the “Transition Agreement”). Pursuant to the Transition Agreement, among other things, Ms. Belger is retiring from her position effective as of August 14, 2017 (the “Transition Effective Date”), and Addus HealthCare agreed to continue to employ Ms. Belger in a non-executive role for a period commencing on the Transition Effective Date and ending on March 6, 2018.

Pursuant to the Transition Agreement, Addus HealthCare will continue to pay Ms. Belger in accordance with the terms of her existing Amended and Restated Employment Agreement (the “Belger Employment Agreement”) through September 1, 2017. Thereafter, Addus HealthCare will pay Ms. Belger a salary of $12,000 annually through April 6, 2018. In connection with the Transition Agreement, conditioned upon her strict compliance with the restrictive covenants set forth in the Belger Employment Agreement regarding non-competition, non-solicitation, non-disclosure, non-disparagement and other matters, Ms. Belger is entitled to (i) a pro rata portion of the bonus she would have received, if any, had she continued to serve as contemplated under the Belger Employment Agreement, (ii) payment of all accrued but unused paid time off, and (iii) retention of certain computer equipment. In addition, all previously received equity awards to Ms. Belger will continue to vest in accordance with the terms of applicable stock plans and award agreements through April 6, 2018.

Succession by Laurie Manning

Also on July 28, 2017, Addus HealthCare, Inc. entered into an Employment and Non-Competition Agreement with Laurie Manning (the “Employment Agreement”) effective August 14, 2017 (the “Effective Date”). Ms. Manning will succeed Ms. Belger as Executive Vice President and Chief Human Resource Officer.

Ms. Manning brings over 25 years of experience working with dispersed healthcare workforces to Addus HealthCare. Previously, she was the Vice President, Human Resources for Dallas-based Epic Health Services, which provides home health services for medically fragile children and adults in 21 states and which she joined in 2012. Previously, she served at Humana for two years as Human Capital Leader, Human Resources and 17 years with Concentra, Inc., a provider of a range of healthcare services through over 300 medical center locations in 40 states and 140 onsite medical facilities, for whom Ms. Manning most recently served for five years as Vice President, Human Resources, East Region.

The Employment Agreement has a term of one year commencing on the Effective Date (the “Initial Employment Term”). At the end of the Initial Employment Term, the Employment Agreement will renew for successive one-year terms unless earlier terminated pursuant to the terms of the Employment Agreement.

Pursuant to the Employment Agreement, Ms. Manning is entitled to an annual base salary of $250,000 and, at the discretion of the Compensation Committee of the Company’s Board of Directors, an annual bonus in a target amount of seventy-five percent (75%) of the Executive’s annual base salary (pro-rated for any partial year, provided that Ms. Manning is actively employed on the payment date and has not given notice of resignation on or prior to such date) for performance against established objectives at target levels. Ms. Manning is also entitled to participate in Addus HealthCare’s health, disability, vacation, tuition reimbursement, and 401(k) plans, with matching contributions by Addus HealthCare of up to 6% of Ms. Manning’s annual contribution. In addition, Ms. Manning is entitled to a life insurance policy with a death benefit of up to five times her base salary, although Addus HealthCare is not required to pay more than 3% of Ms. Manning’s base salary for such insurance policy.

In connection with her employment, on the Effective Date, Ms. Manning will be granted nonqualified stock options to purchase 20,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). The options will vest over a four-year period subject to the terms and conditions set forth in a Nonqualified Stock Option Award Agreement, dated as of the Effective Date, between the Company and Ms. Manning. The options will be exercisable at the fair market value of the Company’s Common Stock on the date of grant. In addition, on the Effective Date, Ms. Manning will be granted 10,000 shares of restricted Common Stock. The restricted Common Stock will vest over a four-year period subject to the terms and conditions of a Restricted Stock Award Agreement, dated as of the Effective Date, between the Company and Ms. Manning.

If Ms. Manning’s employment is terminated with “Reasonable Cause” (as defined in the Employment Agreement), by reason of her death or disability or by Ms. Manning without “Good Reason” (as defined in the Employment Agreement), she will be entitled to receive (i) any unpaid base salary for the period prior to the date of termination, (ii) any unpaid benefits for the period prior to the date of termination and (iii) in the case of termination by reason of death or disability, eligibility for life or disability insurance benefits contemplated by the Employment Agreement.

If (a) Ms. Manning’s employment is terminated without Reasonable Cause, by Ms. Manning for Good Reason, or by the Company as a result of non-renewal, each subject to the conditions set forth in the Employment Agreement, Ms. Manning will be entitled to receive her “Base Cash Compensation” (as defined in the Employment Agreement) payable in equal installments for twelve months following termination, or (b) if Ms. Manning’s employment is terminated without Reasonable Cause in connection with a “Change In Control” (as defined in the Employment Agreement), she will be entitled to receive her “Annual Cash Compensation” (as defined in the Employment Agreement) for twelve months following termination, less any other severance amounts received pursuant to the foregoing clause (a). In either case, Ms. Manning will also be entitled to receive (i) any unpaid base salary for the period prior to the date of termination, (ii) a pro rata portion of her bonus, (iii) any unpaid benefits for the period prior to the date of termination and (iv) continuation of all benefits during such period (subject to early termination as provided in the Employment Agreement).

Pursuant to the Employment Agreement, Ms. Manning has agreed that during the Initial Employment Term and any extension thereof, and for one year following termination, Ms. Manning will not compete with the business of Addus HealthCare or certain of its affiliates or solicit any business from any customer thereof. The Employment Agreement also prohibits Ms. Manning from disclosing any confidential information of Addus HealthCare and certain of its affiliates. Ms. Manning has agreed to assign to Addus HealthCare all inventions developed during the employment period. Ms. Manning has also agreed not to disparage Addus HealthCare or certain of its affiliates.

These summaries are qualified in their entirety by reference to the full texts of the Transition Agreement attached hereto as Exhibit 10.1 and the Employment Agreement attached hereto as Exhibit 10.2, incorporated by reference herein.

Item 8.01. Other Events

On July 31, 2017, the Company issued a press release announcing the hiring of Ms. Manning and the retirement of Ms. Belger, the text of which is set forth as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following items are included as Exhibits to this Form 8-K and incorporated herein by reference:

Exhibit No.	Description

10.1	Transition Agreement and Release, effective as of August 14, 2017, by and between Addus HealthCare, Inc. and Brenda Belger.

10.2	Employment and Non-Competition Agreement, effective as of August 14, 2017, by and between Addus HealthCare, Inc. and Laurie Manning.

99.1	Press Release dated July 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDUS HOMECARE CORPORATION

Dated: July 31, 2017	By:	/s/ Brian Poff
	Name:	Brian Poff
	Title:	Chief Financial Officer